Exhibit 10.2

AMENDMENT NO. 3

to the

STEWART ENTERPRISES, INC.

SUPPLEMENTAL RETIREMENT AND DEFERRED COMPENSATION PLAN

This Amendment No. 3 (the “Amendment”) to the Stewart Enterprises, Inc. Supplemental Retirement and Deferred Compensation Plan, as amended by Amendment No. 1 and Amendment No. 2 (the “Plan”), is effective as of June 17, 2013.

WHEREAS, at a telephonic meeting on June 17, 2013, the Compensation Committee of the Board of Directors of Stewart Enterprises, Inc. approved changes to the Plan to provide for pro rata matching and earnings contributions in the event of a Change of Control;

NOW, THEREFORE, the Plan is hereby amended as follows:

I.

Except as expressly amended hereby, all of the terms and provisions of the Plan shall remain in full force and effect. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Plan.

II.

Section 4.3 is amended and restated to read as follows:

4.3	Eligibility for Supplemental Company Contributions. Notwithstanding the provisions of Sections 4.1 and 4.2, a Participant shall not be eligible to receive Supplemental Employer Regular Matching Contributions or Supplemental Employer Regular Profit Sharing Contributions if he or she is not employed on the last day of the Plan Year to which such contributions relate. However, notwithstanding the previous sentence, following a Change of Control, for each Participant who was employed with the Company as of the effective date of the Change of Control, Accounts or portions of Accounts that are distributed to him or her during a Plan Year will be credited with a Supplemental Employer Regular Matching Contribution and a Supplemental Employer Regular Profit Sharing Contribution (if declared) for the period between the first day of the applicable Plan Year through the day immediately preceding the distribution, with such contributions otherwise calculated in the same manner as is done for Participants present on the last day of the previous Plan Year.

[Signatures appear on the following page]

Executed in Jefferson, Louisiana, this 6th day of August, 2013.

WITNESSES:	STEWART ENTERPRISES, INC.

/s/ Lewis J. Derbes, Jr.	By:	/s/ Thomas M. Kitchen
Thomas M. Kitchen
Print Name Lewis J. Derbes, Jr.		President and Chief Executive Officer

/s/ Lisa T. Winningkoff
Print Name Lisa T. Winningkoff